              STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                      Forty Weeks Ended
                                                             August 7, 1994      August 1, 1993
                                                             --------------      --------------
Primary:
   Average shares outstanding                                 41,004,466           39,655,580
   Net effect of dilutive stock options --based on
     the treasury stock method using average market price        308,819              667,171
                                                              ----------           ----------
     Totals                                                   41,313,285           40,322,751
                                                              ==========           ==========
   Income before extraordinary charge and cumulative
     effect of change in accounting principle               $ 48,322,329         $ 43,802,158
   Extraordinary charge on early extinguishment of debt       (1,037,808)
   Cumulative effect of change in accounting for
     income taxes                                              4,468,386
                                                              ----------           ----------
     Net income                                             $ 51,752,907         $ 43,802,158
                                                              ==========           ==========
   Earnings per share:

     Income before extraordinary charge and cumulative
       effect of change in accounting principle                   $ 1.17               $ 1.09
     Extraordinary charge on early extinguishment of debt           (.03)
     Cumulative effect of change in accounting for
       income taxes                                                  .11
                                                                    ----                 ----
          Net income                                              $ 1.25               $ 1.09
                                                                    ====                 ====
Fully diluted:
   Average shares outstanding                                 41,004,466           39,655,580
   Net effect of dilutive stock options --based on
     the treasury stock method using the quarter-end
     market price, if higher than average market price           316,861              687,626
   Assumed conversion of 8.5% zero coupon
     convertible debentures                                    5,215,589            5,224,665
                                                              ----------           ----------
       Totals                                                 46,536,916           45,567,871
                                                              ==========           ==========
   Income before extraordinary charge and cumulative
     effect of change in accounting principle               $ 48,322,329         $ 43,802,158
   Add 8.5% zero coupon convertible debentures interest,
     net of income taxes                                       3,077,918            2,811,358
                                                              ----------            ---------
   Total before extraordinary charge and cumulative
     effect of change in accounting principle                 51,400,247           46,613,516
   Extraordinary charge on early extinguishment of debt       (1,037,808)
   Cumulative effect of change in accounting
     for income taxes                                          4,468,386
                                                              ----------           ----------
   Net income                                               $ 54,830,825         $ 46,613,516
                                                              ==========           ==========
   Earnings per share:
     Income before extraordinary charge and cumulative
       effect of change in accounting principle                   $ 1.10               $ 1.02
     Extraordinary charge on early extinguishment of debt           (.02)
     Cumulative effect of change in accounting
       for income taxes                                              .10
                                                                    ----                 ----
          Net income                                              $ 1.18               $ 1.02
                                                                    ====                 ====

                                                                     Twelve Weeks Ended
                                                             August 7, 1994      August 1, 1993
                                                             --------------      --------------
Primary:
   Average shares outstanding                                 41,146,151           40,194,254
   Net effect of dilutive stock options --based on
     the treasury stock method using average market price        156,895              377,221
                                                              ----------           ----------
     Totals                                                   41,303,046           40,571,475
                                                              ==========           ==========

   Income before extraordinary charge                       $ 17,253,610         $ 16,568,835
   Extraordinary charge on early extinguishment of debt       (1,037,808)
                                                              ----------           ----------
     Net income                                             $ 16,215,802         $ 16,568,835
                                                              ==========           ==========
   Earnings per share:

     Income before extraordinary charge                            $ .42                $ .41
     Extraordinary charge on early extinguishment of debt           (.03)
                                                                    ----                 ----
          Net income                                               $ .39                $ .41
                                                                     ===                 ====
Fully diluted:
   Average shares outstanding                                 41,146,151           40,194,254
   Net effect of dilutive stock options --based on
     the treasury stock method using the quarter-end
     market price, if higher than average market price           157,327              384,349
   Assumed conversion of 8.5% zero coupon
     convertible debentures                                    5,205,632            5,224,396
                                                              ----------           ----------
       Totals                                                 46,509,110           45,802,999
                                                              ==========           ==========

   Income before extraordinary charge                       $ 17,253,610         $ 16,568,835
   Add 8.5% zero coupon convertible debentures interest,
     net of income taxes                                         941,409              861,684
                                                              ----------            ---------

   Total before extraordinary charge on early
     extinguishment of debt                                   18,195,019           17,430,519

   Extraordinary charge on early extinguishment of debt       (1,037,808)
                                                              ----------           ----------
   Net income                                               $ 17,157,211         $ 17,430,519
                                                              ==========           ==========
   Earnings per share:
     Income before extraordinary charge                            $ .39                $ .38
     Extraordinary charge on early extinguishment of debt           (.02)
                                                                    ----                 ----
          Net income                                               $ .37                $ .38
                                                                     ===                  ===
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